Exhibit 31.2

      I, Arie Hinkis, President and Chief Financial Officer of Voice Diary Inc, certify that this annual report on Form 10KSB of Voice Diary Inc. and the financial statements contained herein fully comply with the requirements of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in this periodic report fairly presents, in all material respects, the financial condition and results of operations of the company.


Dated: May 17, 2006
                                                      /s/ Arie Hinkis
                                                      ---------------
                                                          Arie Hinkis
                                           President and Chief Financial Officer